TO BE EFFECTIVE FEBRUARY 22, 2000

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                           STRONG INCOME FUNDS, INC.

     The undersigned Vice President of Strong Income Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Strong High-Yield Bond Fund and Strong Short-Term High Yield Bond Fund Common Stock as the Investor series of the Strong High-Yield Bond Fund and the Strong Short-Term High Yield Bond Fund, respectively, and to create the Advisor series of the Strong High-Yield Bond Fund and the Strong Short-Term High Yield Bond Fund.

"Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

'A.       The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                         SERIES    AUTHORIZED NUMBER OF SHARES
----------------------------  --------  ---------------------------
Strong High-Yield Bond Fund   Investor  Indefinite
                              Advisor   Indefinite
Strong Short-Term High-Yield  Investor  Indefinite
Bond Fund
                              Advisor   Indefinite'"

     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on January 28, 2000, in accordance with Sections 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Advisor series of the Strong High-Yield Bond Fund or the Strong Short-Term High-Yield Bond Fund have been issued.



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     Executed in duplicate this 31st day of January, 2000.


     STRONG INCOME FUNDS, INC.


     By: /s/Stephen J. Shenkenberg
            Stephen J. Shenkenberg, Vice President



This instrument was drafted by:

Susan Anne Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

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